Exhibit 99.1

Everett Charles Technologies

Restated Combined Financial Statements

As of and for the nine month interim period ended September 30, 2013

Everett Charles Technologies

INDEX TO RESTATED COMBINED FINANCIAL STATEMENTS

Financial Statements:

Restated Combined Statement of Operations	2

Restated Combined Balance Sheet	3

Restated Combined Statement of Cash Flows	4

Notes to Restated Combined Financial Statements	5

Everett Charles Technologies

RESTATED COMBINED STATEMENT OF OPERATIONS

(In thousands)

For the Nine Months Ended September 30, 2013
Revenue	$205,330

Cost of goods and services	144,145

Gross profit	61,185

Selling and administrative expenses	52,518

Loss on disposal of investment	610

Operating earnings	8,057

Interest expense, net	651

Other expense, net	437

Earnings before income tax expense	6,969

Income tax expense	364

Net earnings	$6,605

See Notes to Combined Financial Statements.

Everett Charles Technologies

RESTATED COMBINED BALANCE SHEET

(In thousands)

September 30, 2013
Current assets:
Cash	$15,573
Accounts receivable, net of allowances of $1,153	53,318
Inventories, net	35,999
Prepaid and other current assets	2,445
Deferred tax assets	1,931

Total current assets	109,266

Property, plant and equipment, net	20,729
Goodwill	197,112
Intangible assets, net	18,645
Other assets and deferred charges	2,108

Total assets	$347,860

Current liabilities:
Accounts payable	$16,041
Accrued compensation and employee benefits	9,605
Other accrued expenses	5,489
Income taxes payable	15,570

Total current liabilities	46,705

Deferred income taxes	59,336
Other long-term liabilities	648
Divisional Equity:
Total owner’s equity	241,171

Total liabilities and divisional equity	$347,860

See Notes to Combined Financial Statements.

Everett Charles Technologies

RESTATED COMBINED STATEMENT OF CASH FLOWS

(In thousands)

Nine Months Ended September 30, 2013
Operating Activities
Net earnings	$6,605
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	5,873
Deferred income taxes	346
Cash effect of changes in current assets and liabilities:
Accounts receivable	(11,988)
Inventories	777
Prepaid expenses and other assets	(562)
Accounts payable	3,605
Accrued expenses	2,715
Accrued taxes	14,361
Other non-current, net	(7,869)

Net cash provided by operating activities	13,863

Investing Activities
Additions to property, plant and equipment	(4,135)

Net cash used in investing activities	(4,135)

Financing Activities
Change in notes payable	(82,137)
Capital contribution from Dover, net	84,786

Net cash provided by financing activities	2,649

Effect of exchange rate changes on cash	201

Net change in cash	12,578
Cash at beginning of year	2,995

Cash at end of year	$15,573

See Notes to Combined Financial Statements.

Everett Charles Technologies

NOTES TO RESTATED COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

1.	Description of Business and Basis of Presentation:

Everett Charles Technologies (“ECT”) (wholly owned by Dover Corporation, “Dover Parent”) is a manufacturer of probes, assembled board, and bare board test equipment and supplies test handlers, contactors, and semiconductor test boards.

All significant intercompany accounts and transactions between the entities comprising these combined financial statements have been eliminated. For purposes of the presentation herein, all activity and balances with Dover Parent have been classified as divisional equity in the combined balance sheets. The combined financial statements are also adjusted for allocations of certain corporate overhead expenses. LTX-Credence Corporation believes the assumptions underlying the financial statements are reasonable. ECT’s results of operations, financial condition, and cash flows have been, and will continue to be, impacted by the financing arrangements, income tax sharing agreements, and cost allocations entered into between ECT, Dover Parent, and its affiliates. Accordingly, the financial statements included herein do not necessarily reflect ECT’s results of operations, financial position, and cash flows in the future or what its results of operations, financial position, and cash flows would have been had ECT been operated as a stand-alone entity during the period presented.

These unaudited combined financial statements should be read in conjunction with the financial statements and notes included in ECT’s audited financial statements for the fiscal year ended December 31, 2012.

These financial statements have been prepared from the underlying accounting records of the operating companies as included in the consolidated financial statements of Dover Parent, which are prepared in accordance with U.S. GAAP.

The underlying transactions entered into by ECT and its affiliates were recorded in accordance with U.S. GAAP in all material respects and in a consistent manner across all periods.

2.	Owners’ Equity:

As these are Combined Financial Statements, Owners’ Equity represents the outstanding common stock, additional paid-in capital, advances to/from Dover Parent, accumulated other comprehensive income, including the currency translation adjustment, and retained earnings of each of the legal entities and divisions which are not wholly owned by the deemed parent company, DTG International, Inc.

3.	Restatement of Unaudited Combined Financial Statements as of and for the nine month interim period ending September 30, 2013

Subsequent to the filing of the unaudited combined financial statements of ECT as of and for the nine month interim period ending September 30, 2013 as exhibit 99.2 to Amendment No. 1 to Current Report on Form 8-K by LTX-Credence Corporation on February 12, 2014, the Company determined that certain adjustments had not been properly reflected in those combined financial statements. In particular, these adjustments included reclassification of debt forgiveness income from results of operations to equity, recognition of depreciation and amortization expense, as well as various other adjustments for corporate allocations and other intercompany consolidation entries. As a result, the unaudited combined financial statements of ECT as of and for the nine month interim period ended September 30, 2013 were restated as follows:

(in 000’s)	Previously Disclosed	Revised Amount	Difference	Comments
Net Income	$34,907	$6,605	($28,302)

1)      Reclassification of debt forgiveness income to equity in the amount of $24,572, net of tax

2)      Record nine months of depreciation and amortization expense of $4,324, net of tax

3)      Eliminate intercompany royalty expense due to parent of $1,806, net of tax

4)      Various other adjustments which were individually immaterial and aggregated to $1,212

Total Assets	$382,471	$347,860	($34,611)	Reclassification of advance due to/from parent to equity in the amount of $32,685 and other individually insignificant entries totaling $1,926

The combined statement of cash flows for the nine month interim period ended September 30, 2013 has also been restated as a result of the above noted adjustments. In this regard, cash flow from operations was restated to $13,863, as compared to the previously stated figure of $31,006; cash used in investing activities was restated to ($4,135) as compared to the previously stated figure of ($2,425); and cash flows from financing activities was restated from $2,649 as compared to the previously stated figure of ($15,418).